CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions of "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, each dated November 28, 2022, and each included in this Post-Effective Amendment Number 8 to the Registration Statement (Form N-1A No. 333-229001) of Frost Family of Funds (the "Registration Statement").

We also consent to the incorporation by reference of our report dated September 28, 2022, with respect to the financial statements and financial highlights of Frost Credit Fund, Frost Growth Equity Fund, Frost Low Duration Bond Fund, Frost Municipal Bond Fund, and Frost Total Return Bond Fund (five of the funds constituting Frost Family of Funds) included in the Annual Report to Shareholders (Form N-CSR) for the year ended July 31, 2022, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Antonio, Texas
November 28, 2022